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                                                                  Exhibit 10.1.1

                              RYKOFF-SEXTON, INC.

                    FORM OF INCENTIVE STOCK OPTION AGREEMENT


     INCENTIVE STOCK OPTION AGREEMENT by and between the undersigned (the "Optionee") and Rykoff-Sexton, Inc., a Delaware corporation, having a place of business at ____________________, (the "Company").


                             W I T N E S S E T H :

     WHEREAS, the Company has adopted a 1980 Stock Option Plan, as amended, (the "Plan") and the Stock Option Committee appointed pursuant to the Plan has granted an incentive stock option pursuant to (S)422A of the Internal Revenue Code to the Optionee, subject to the execution of this Stock Option Agreement.

     NOW, THEREFORE, it is agreed as follows:

          1. The terms and conditions of the Plan, a copy of which has been delivered to the Optionee, are hereby incorporated herein and made a part hereof by reference as if set forth in full. In the event of any conflict or inconsistency between the provisions of this Agreement and those of the Plan, the provisions of the Plan shall govern and control.

          2. The number of shares of Common Stock of the Company subject to the incentive stock option provided for by this Agreement and the purchase price of each such share are set forth at the end of this Agreement after "Number of Shares:" and "Purchase Price:", respectively.

          3. If the Optionee is awarded stock appreciation rights equal to the number of shares of Common Stock of the Company subject to this incentive stock option, the word "yes" will be set forth at the end of the Agreement after "Stock Appreciation Rights Granted:". If, on the other hand, the word "none" is set forth in such space, the Optionee shall not be entitled to any stock appreciation rights in connection with the incentive stock option granted herein.

          4. No incentive stock option (or any related stock appreciation rights) provided for by this Agreement is exercisable after the expiration of ten (10) years from the date as of which this Agreement is executed.

          5. Except as provided in paragraph 6, the incentive stock option (and any related stock appreciation rights)
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     provided for by this Agreement is exercisable in cumulative installments not in excess of 25% on or after the first anniversary of the date as of which this Agreement is executed, and 25% on or after each of the next three (3) successive anniversaries of such date.

          6. The incentive stock option (or any related stock appreciation rights) provided for by this Agreement shall be exercisable with respect to all shares subject thereto upon the disability, normal retirement or death of the Optionee. Upon termination of employment for any reason other than disability, normal retirement, or death, the incentive stock option (or any related stock appreciation rights) provided for by this Agreement is exercisable only to the extent the same was exercisable immediately prior to such termination of employment.

          7. The Plan provides that no incentive stock option (or any related stock appreciation rights) granted thereunder shall be transferable other than by will or the laws of descent and distribution and an incentive stock option (or any related stock appreciation rights) may be exercised during the lifetime of the Optionee thereof only by the Optionee or the Optionee's guardian or legal representative.

          8. In consideration of the granting of the incentive stock option (or any related stock appreciation rights) and regardless of whether or not the incentive stock option (or any related stock appreciation rights) shall be exercised, the Optionee will remain in the employ of the Company or its subsidiaries for a period of at least one (l) year from the date hereof. Such employment, subject to the provisions of any contract between Company and Optionee, shall be at the pleasure of the Board of Directors of the Company or other employing corporation.

          9. Subject to the terms and conditions of this Agreement and the Plan, the incentive stock option or stock appreciation rights may be exercised by giving written notice of exercise signed by the Optionee to the Secretary of the Company at its principal office and, in the case of the incentive stock option, specifying the number of shares to be purchased and by paying in full the purchase price of the number of shares of stock with respect to which the incentive stock option is exercised, in cash and/or, with the consent of the Committee, shares of Common Stock of the Company or other property, and, in the case of stock appreciation rights, specifying the number of stock appreciation rights being exercised. In addition, the Optionee shall, upon notification of the amount due and prior to or concurrently with the delivery to the Optionee of a certificate representing shares issued pursuant to the incentive stock option or stock appreciation rights

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     exercised, pay promptly an amount sufficient to satisfy applicable federal, state or local tax requirements. The payment of any cash to Optionee pursuant to his exercise of any stock appreciation rights shall be reduced by an amount sufficient to satisfy applicable federal, state or local tax requirements. In the event the incentive stock option or stock appreciation rights shall be exercised by any person other than the Optionee, such notice shall be accompanied by appropriate proof of the right of such person to exercise the incentive stock option. The Company has no obligation to deliver shares or cash upon exercise of any incentive stock option or stock appreciation rights until qualified for delivery under such laws and regulations as may be deemed by the Company applicable thereto.

          10. Any stock appreciation right granted in conjunction with an incentive stock option may only be exercisable when the market value of the Common Stock exceeds the option price of the related incentive stock option.

          11. Pursuant to paragraph 14 of the Plan, under certain circumstances therein set forth, the Company shall have the right but not the obligation to reacquire shares purchased or received by the Optionee or other consideration received by the Optionee pursuant to his exercise of the incentive stock option or stock appreciation rights.

          12. Nothing herein expressed or implied is intended or shall be construed as conferring upon or giving to any person, firm or corporation other than the parties hereto any rights or benefits under or by reason of this Agreement.

          13. Each party hereto agrees to execute such further papers, agreements, assignments or documents of title as may be necessary or desirable to effect the purposes of this Agreement and carry out its provisions.

          14. This Agreement embodies the entire agreement made between the parties hereto with respect to the matters covered herein and shall not be modified except by a writing signed by the party to be charged.

          15. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute but one and the same agreement.

          16. This Agreement, in its interpretation and effect, shall be governed by the laws of the State of California applicable to contracts executed and to be performed therein.

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     IN WITNESS WHEREOF, the parties have executed this Agreement as of
September 14, 1987, the date upon which the incentive stock option provided for by this Agreement was granted.


NAME OF HOLDER:                            OPTIONEE




________________________________________   _____________________________________

NUMBER OF SHARES:                          RYKOFF-SEXTON, INC.



________________________________________   _____________________________________
                                           Its President and Chief
                                           Executive Officer


PURCHASE PRICE:


________________________________________


STOCK APPRECIATION RIGHTS GRANTED:



________________________________________
       ("Yes" or "None")

                  APPROVED:


                  By _________________________________________
                       Its President and Chief
                       Executive Officer

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